8-K 1 form8-k.htm


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2024


       UHF LOGISTICS GROUP, INC.


(Exact Name of Registrant as Specified in Charter)

Nevada
001-363598
84-2099590
(State or Other Jurisdiction
(Commission
(IRS Employer
of Incorporation)
File Number)
Identification No.)

150 East Palmetto Park Rd, Suite 800, Boca Raton Fl 334323
(Address of Principal Executive Offices)


(561) 465-7580
(Registrant's Telephone Number, Including Area Code)



    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).


     Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]







Item 1.01.	Entry into a Material Definitive Agreement.

General

      Entrex Carbon Market, Inc (aka UHF Logistics Group, Inc) is pleased to announce a preliminary letter of interest has been received to further develop a joint venture with the Entrex Carbon Market Arabia.

      The preliminary expression of interest offers an initial $20 million of Sharia Compliant Carbon Financing with the potential to extend the financing to $100 million.

      Timing of the funding is expected to commence over the next 12 months pursuant the audit and review committees and conditions of the Shariah Supervisory Board.

      Funding is anticipated to be utilized to facilitate the delivery of Entrex's securitized carbon offsets which are expected to be sold to customers throughout the Arabian Peninsula.

   	The anticipated joint venture structure shall be managed as a subsidiary

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2024

ENTREX CARBON MARKET, INC
AKA - UHF LOGISTICS GROUP, INC

By:	  /s/ Stephen H. Watkins
Name:  Stephen H. Watkins
 Title:  Chief Executive Officer